Amkor Technology Reports Financial Results for the Second Quarter 2026

TEMPE, Ariz. -- July 27, 2026 -- Amkor Technology, Inc. (Nasdaq: AMKR), a leading provider of semiconductor packaging and test services, today announced financial results for the second quarter ended June 30, 2026.

Record Second Quarter 2026 Highlights
•Net sales $1.90 billion, up 26% year-on-year
•Gross profit $319 million, operating income $200 million
•Net income $174 million, earnings per diluted share $0.70
•EBITDA $400 million

“Amkor delivered record second quarter revenue and strong profitability, with record revenue in our Computing and Automotive & Industrial end markets," said Kevin Engel, president and chief executive officer. "During the first half of 2026, we expanded strategic partnerships across the semiconductor ecosystem, advanced key customer programs in AI and HPC, and continued the expansion of our Advanced packaging and test capacity. We expect these actions will strengthen our competitive position, increase our earnings power, and create sustainable shareholder value.”

Quarterly Financial Results

($ in millions, except per share data)	Q2 2026	Q1 2026	Q2 2025 (2)
Net sales	$1,898	$1,685	$1,511
Gross margin	16.8%	14.2%	12.0%
Operating income	$200	$100	$92
Operating income margin	10.5%	6.0%	6.1%
Net income attributable to Amkor	$174	$83	$54
Earnings per diluted share	$0.70	$0.33	$0.22
EBITDA (1)	$400	$285	$259

(1) EBITDA is a non-GAAP measure. The reconciliation to the comparable GAAP measure is included below under “Selected Operating Data.”

(2) During the three months ended June 30, 2025, our results include a $32 million net benefit to operating income and EBITDA due to a contingency payment related to our acquisition of Nanium in May 2017. Net income and earnings per diluted share also include a $16 million and $0.07 benefit, respectively.

At June 30, 2026, total cash and short-term investments was $2.5 billion, and total debt was $2.5 billion.

The company paid a quarterly dividend of $0.08352 per share on June 23, 2026. The declaration and payment of future dividends, as well as any record and payment dates, are subject to the approval of the Board of Directors.

Business Outlook

The following information presents Amkor’s guidance for the third quarter 2026 (unless otherwise noted):

•Net sales of $1.95 billion to $2.05 billion
•Gross margin of 18.5% to 19.5%
•Net income of $180 million to $205 million, or $0.72 to $0.82 per diluted share
•Full year 2026 capital expenditures of approximately $2.5 billion to $3.0 billion

Conference Call Information

Amkor will conduct a conference call on Monday, July 27, 2026, at 5:00 p.m. Eastern Time. This call may include material information not included in this press release. To access the live audio webcast and the accompanying slide presentation, visit the Investor Relations section of Amkor’s website, located at ir.amkor.com. The live call can also be accessed by dialing 1-877-407-4019 or 1-201-689-8337.

About Amkor Technology, Inc.

Amkor Technology, Inc. (Nasdaq: AMKR) is the world’s largest U.S. headquartered OSAT and is a global leader in outsourced semiconductor packaging and test services. With a strong track record of innovation, a broad and diverse geographic footprint and solid partnerships with lead customers, Amkor delivers high-quality solutions that enable the world’s leading semiconductor and electronics companies to bring advanced technologies to market. The company’s comprehensive portfolio includes advanced packaging, wafer-level processing, and system-in-package solutions targeting applications for smartphones, data centers, artificial intelligence, automobiles and wearables. For more information visit amkor.com.

Investor Relations
Jennifer Jue
Vice President, Investor Relations
480-786-7594
jennifer.jue@amkor.com

Media Relations
Kris Pugsley
Vice President, Marketing Communications
480-786-7499
kris.pugsley@amkor.com

AMKOR TECHNOLOGY, INC.
Selected Operating Data

	Q2 2026	Q1 2026	Q2 2025
Net Sales Data:
Net sales (in millions):
Advanced products (1)	$1,557	$1,372	$1,228
Mainstream products (2)	341	313	283
Total net sales	$1,898	$1,685	$1,511

Packaging services	88%	89%	88%
Test services	12%	11%	12%

Net sales from top ten customers	66%	68%	72%

End Market Distribution Data:
Communications (smartphones, tablets)	42%	44%	40%
Computing (data center, infrastructure, PC/laptop, storage)	22%	21%	22%
Automotive, industrial and other (ADAS, electrification, infotainment, safety)	22%	21%	20%
Consumer (AR & gaming, connected home, home electronics, wearables)	14%	14%	18%
Total	100%	100%	100%

Gross Margin Data:
Net sales	100.0%	100.0%	100.0%
Cost of sales:
Materials	52.6%	53.5%	52.9%
Labor	10.0%	10.7%	11.7%
Depreciation	8.6%	9.3%	9.6%
Other manufacturing	12.0%	12.3%	13.8%
Gross margin	16.8%	14.2%	12.0%

(1) Advanced products include flip chip, memory and wafer-level processing and related test services.
(2) Mainstream products include all other wirebond packaging and related test services.

AMKOR TECHNOLOGY, INC.
Selected Operating Data
In this press release, we refer to EBITDA, which is not defined by U.S. GAAP. We define EBITDA as net income before interest expense, income tax expense and depreciation and amortization. We believe EBITDA to be relevant and useful information to our investors because it provides additional information in assessing our financial operating results. Our management uses EBITDA in evaluating our operating performance, and our ability to service debt, fund capital expenditures and pay dividends. However, EBITDA has certain limitations in that it does not reflect the impact of certain expenses on our consolidated statements of income, including interest expense, which is a necessary element of our costs because we have borrowed money in order to finance our operations, income tax expense, which is a necessary element of our costs because taxes are imposed by law, and depreciation and amortization, which is a necessary element of our costs because we use capital assets to generate income. EBITDA should be considered in addition to, and not as a substitute for, or superior to, operating income, net income or other measures of financial performance prepared in accordance with U.S. GAAP. Furthermore, our definition of EBITDA may not be comparable to similarly titled measures reported by other companies. Below is our reconciliation of EBITDA to U.S. GAAP net income.

Non-GAAP Financial Measure Reconciliation:
(in millions)	Q2 2026	Q1 2026	Q2 2025
EBITDA Data:
Net income	$175	$84	$55
Plus: Interest expense	17	18	17
Plus: Income tax expense	28	12	28
Plus: Depreciation & amortization	180	171	159
EBITDA	$400	$285	$259

AMKOR TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Net sales	$1,897,965	$1,511,392	$3,582,666	$2,832,967
Cost of sales	1,579,375	1,329,495	3,025,044	2,493,487
Gross profit	318,590	181,897	557,622	339,480
Selling, general and administrative	78,904	47,922	175,891	128,330
Research and development	39,832	42,008	81,590	87,660
Total operating expenses	118,736	89,930	257,481	215,990
Operating income	199,854	91,967	300,141	123,490
Interest expense	16,971	16,810	34,681	33,619
Other (income) expense, net	(20,292)	(8,057)	(34,023)	(19,132)
Total other (income) expense, net	(3,321)	8,753	658	14,487
Income before taxes	203,175	83,214	299,483	109,003
Income tax expense	28,306	28,162	40,648	32,098
Net income	174,869	55,052	258,835	76,905
Net income attributable to non-controlling interests	(1,116)	(635)	(1,731)	(1,360)
Net income attributable to Amkor	$173,753	$54,417	$257,104	$75,545

Net income attributable to Amkor per common share:
Basic	$0.70	$0.22	$1.04	$0.31
Diluted	$0.70	$0.22	$1.03	$0.30

Shares used in computing per common share amounts:
Basic	247,912	247,090	247,732	246,973
Diluted	249,978	247,806	249,830	247,842

AMKOR TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$1,551,890	$1,378,347
Restricted cash	1,580	—
Short-term investments	960,272	613,038
Accounts receivable, net of allowances	1,420,353	1,354,825
Inventories	560,681	437,797
Other current assets	113,853	100,754
Total current assets	4,608,629	3,884,761
Property, plant and equipment, net	4,478,951	3,870,808
Operating lease right of use assets	84,440	93,449
Goodwill	17,356	18,003
Restricted cash	186,875	67,776
Other assets	339,863	201,512
Total assets	$9,716,114	$8,136,309
LIABILITIES AND EQUITY
Current liabilities:
Short-term borrowings and current portion of long-term debt	$150,781	$162,430
Trade accounts payable	880,686	912,766
Capital expenditures payable	621,326	243,543
Short-term operating lease liability	22,766	23,140
Accrued expenses	447,291	370,093
Total current liabilities	2,122,850	1,711,972
Long-term debt	2,334,950	1,282,816
Pension and severance obligations	68,127	69,218
Long-term operating lease liabilities	38,943	48,549
Other non-current liabilities	464,416	517,467
Total liabilities	5,029,286	3,630,022

Stockholders’ equity:
Preferred stock	—	—
Common stock	295	294
Additional paid-in capital	2,025,469	2,054,051
Retained earnings	2,842,719	2,627,038
Accumulated other comprehensive income (loss)	15,107	16,833
Treasury stock	(233,178)	(227,110)
Total Amkor stockholders’ equity	4,650,412	4,471,106
Non-controlling interests in subsidiaries	36,416	35,181
Total equity	4,686,828	4,506,287
Total liabilities and equity	$9,716,114	$8,136,309

AMKOR TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	For the Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net income	$258,835	$76,905
Depreciation and amortization	350,553	312,663
Other operating activities and non-cash items	(37,303)	1,312
Changes in assets and liabilities	(190,512)	(108,268)
Net cash provided by operating activities	381,573	282,612
Cash flows from investing activities:
Payments for property, plant and equipment	(688,425)	(226,086)
Proceeds from sale of property, plant and equipment	35,913	4,762
Proceeds from foreign exchange forward contracts	21,744	41,920
Payments for foreign exchange forward contracts	(30,958)	(28,967)
Payments for short-term investments	(774,110)	(331,393)
Proceeds from sale of short-term investments	183,384	76,021
Proceeds from maturities of short-term investments	243,651	256,266
Other investing activities	1,091	1,680
Net cash used in investing activities	(1,007,710)	(205,797)
Cash flows from financing activities:
Proceeds from long-term debt	1,150,000	500,000
Payments of long-term debt	(80,265)	(112,163)
Payments for debt issuance costs	(20,509)	(6,963)
Payments for capped call transactions	(56,350)	—
Payments of finance lease obligations	(25,354)	(30,627)
Payments of dividends	(41,403)	(40,860)
Other financing activities	(3,926)	(1,167)
Net cash provided by financing activities	922,193	308,220
Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	(1,834)	8,792
Net increase in cash, cash equivalents and restricted cash	294,222	393,827
Cash, cash equivalents and restricted cash, beginning of period	1,446,123	1,134,312
Cash, cash equivalents and restricted cash, end of period	$1,740,345	$1,528,139

Forward-Looking Statement Disclaimer

This press release contains forward-looking statements within the meaning of the federal securities laws. You are cautioned not to place undue reliance on forward-looking statements, which are often characterized by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or “intend,” by the negative of these terms or other comparable terminology or by discussions of strategy, plans or intentions. All forward-looking statements in this press release are made based on our current expectations, forecasts, estimates and assumptions. We assume no obligation to review or update any forward-looking statements to reflect events or circumstances occurring after the date of this press release, except as may be required by applicable law. Because such statements include risks and uncertainties, actual results may differ materially from those anticipated in such forward-looking statements as a result of various factors, including, but not limited to, the following:

•dependence on the cyclical and volatile semiconductor industry and vulnerability to industry downturns and declines in global economic and financial conditions;
•changes in costs, quality, availability and delivery times of raw materials, components and equipment;
•fluctuations in operating results and cash flows;
•competition with established competitors in the packaging and test business, the internal capabilities of integrated device manufacturers and other competitors, including foundries and contract manufacturers;
•our substantial investments in equipment and facilities to support the demand of our customers;
•warranty claims, product return and liability risks, and the risk of negative publicity if our products fail, as well as the risk of litigation incident to our business;
•difficulty achieving the relatively high-capacity utilization rates necessary to realize satisfactory gross margins given our high percentage of fixed costs;
•our absence of backlog and the short-term nature of our customers’ commitments;
•the historical downward pressure on the prices of our packaging and test services;
•fluctuations in our manufacturing yields;
•a downturn or lower sales to customers in the automotive industry;
•dependence on key customers or concentration of customers in certain end markets, such as mobile communications and automotive;
•difficulty funding our liquidity needs;
•challenges with integrating diverse operations;
•dependence on international factories and operations, and risks relating to trade restrictions and regional conflict, including restrictive trade barriers, export controls, tariffs, customs and duties;
•our ability to develop new proprietary technology, protect our proprietary technology, operate without infringing the proprietary rights of others and implement new technologies;
•our continuing development and implementation of changes to, and maintenance and security of, our information technology systems;

•restrictive covenants in the indentures and agreements governing our current and future indebtedness;
•our substantial indebtedness;
•terms of our convertible notes could delay or prevent an otherwise beneficial takeover of us, may dilute the ownership interest of existing stockholders or may otherwise adversely affect the price of our common stock;
•the capped call transactions entered into in connection with the issuance of our convertible notes subject us to counterparty risk;
•the effect of interest rate increases on our variable rate indebtedness;
•fluctuations in interest rates and changes in credit risk;
•the ability of certain of our stockholders to effectively determine or substantially influence the outcome of matters requiring stockholder approval;
•the possibility that we may decrease or suspend our quarterly dividend;
•difficulty attracting, retaining or replacing qualified personnel;
•maintaining an effective system of internal controls;
•any changes in tax laws, taxing authorities not agreeing with our interpretation of applicable tax laws, including whether we continue to qualify for conditional reduced tax rates, or any requirements to establish or adjust valuation allowances on deferred tax assets;
•environmental, health and safety liabilities and expenditures;
•conditions and obligations in connection with the receipt of government awards and incentives; and
•natural disasters and other calamities, health conditions or pandemics, political instability, hostilities or other disruptions.

Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect our operating results and financial condition are discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2025 (the “Form 10-K”) and from time to time in our other reports filed with or furnished to the Securities and Exchange Commission (“SEC”). You should carefully consider the trends, risks and uncertainties described in this press release, the Form 10-K and other reports filed with or furnished to the SEC before making any investment decision with respect to our securities. If any of these trends, risks or uncertainties continues or occurs, our business, financial condition or operating results could be materially and adversely affected, the trading prices of our securities could decline, and you could lose part or all of your investment. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement. We assume no obligation to review or update any forward-looking statements to reflect events or circumstances occurring after the date of this press release except as may be required by applicable law.